EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-77664), (ii) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-92640), (iii) the Post-Effective Amendment No.1 on Form S-3 to Form S-1 Registration Statement of Ampex Corporation (File No. 33-91312), (iv) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-66789), (v) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-85605), (vi) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-05623), (vii) Post-Effective Amendment No.1 on Form S-3 to Form S-8 Registration Statement of Ampex Corporation (File No. 333-05623), (viii) Post-Effective Amendment No.1 to Form S-3 Registration Statement of Ampex Corporation (File No. 333-85605), (ix) Registration Statement of Ampex Corporation Form S-8 (File No. 333-41652), (x) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-81534), (xi) Registration Statement of Ampex Corporation on Form S-2 (File No. 333-88890) and (xii) the Registration Statement of Ampex Corporation on Form S-8 and Post-Effective Amendment (File No. 333-126291), of our report dated April 9, 2004, except Note 1 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 (not presented herein), as to which date is April 15, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California

March 28, 2006